EXHIBIT 10.1


                        INDEPENDENT CONTRACTOR AGREEMENT

     THIS INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement") entered into as of this 17th day of May, 2005 (the "Effective Date"), by and between George D. Greene, DDS P.A. a Florida professional association (the "Company"), and Dora Vilk-Shapiro D.M.D., P.A. a Florida professional association (the "Subcontractor").

                              W I T N E S S E T H:

     WHEREAS, Company maintains and operates a dental practice (the "Practice") located at 1700 University Drive, Suite 202 Coral Springs, FL 33071; and

     WHEREAS, Subcontractor is a professional association whose principal is Dora Vilk-Shapiro DDS and is qualified to practice dentistry to the Practice; and

     WHEREAS, the Company desires to engage the professional dental services of the Subcontractor and the Subcontractor is willing to offer its professional dental services to the Company as an independent contractor pursuant to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and each made to the other, the parties do hereby agree as follows:

1. Recitals. The foregoing recitals are true and are incorporated herein.

2. Services to be Rendered. The Subcontractor shall perform general dentistry services to the best of its abilities and to the Company's satisfaction.

3. Independent Contractor Status.

a. The Subcontractor expressly acknowledges that it will be acting as an independent contractor and not as an employee, for all purposes, including payment of Social Security and Medicare withholding taxes and all other Federal, state and local taxes (collectively referred to as "Taxes").

b. In the event Taxes are assessed in any manner against the Company, and all or part of the assessment results from the reclassification of the Subcontractor from an independent contractor to an employee, then the Subcontractor shall reimbursement the Company to the full extent that such increase in Taxes and all penalties and interest thereof is attributable to such reclassification.

c. The taxpayer identification number for the Subcontractor is 65-0628711.

d. The Subcontractor shall be free to set its own hours and appointments provided, however, that subcontractor shall render services for two and one-half days each calendar week and that subcontractor shall provide company with fourteen (14) days' advance notice for any absence due to vacation, professional or other personal time needed.

4.  Performance  of   Subcontractor.   All  work  performed   hereunder  by  the
Subcontractor shall be of the standards of the State of Florida Board of Dentistry and performed to the Company's reasonable satisfaction.

5. Fees. The Subcontractor's fee for services rendered under this Agreement (the "Fee") shall be equal to Thirty Five Percent (35%) of the Production Income



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generated by  Subcontractor  reduced by Thirty Five Percent (35%) of the cost of all laboratory work directly attributable to such Production Income. The Fee shall be computed over work done within a 7-day period ending each Friday and shall be paid to the Subcontractor on said Friday of such 7-day period.

6. Noncompetition. The Company has retained the Subcontractor only for the purposes set forth in this Agreement and its relationship to the Company is that of an independent contractor. Accordingly, the Subcontractor may, directly or indirectly, enter into, or in any manner take part in, any business, profession, or other endeavor except as prohibited under Paragraph 9 hereof.

7. Severability. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court of law to be void or unenforceable, in whole or in part, such adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

8. Term of Agreement.

a. This Agreement shall begin on the Effective Date and end on that date that is three (3) years after the Effective or as otherwise provided in this Agreement. Either party may terminate this Agreement upon the giving of sixty (60) days' written notice to the other party. Provided, however, that if this Agreement is terminated without cause by Company, the restrictions and limitations of paragraph 9 hereof shall be null and void.

b. The following shall constitute termination with cause:

     (1) Any action by Subcontractor which injures the reputation or the business standing of the Company and/or the remainder of its employees, providing the Subcontractor has received written notice of such conduct and has been given a five (5) day period to cure such conduct;

     (2) Subcontractor's material breach of any provision of this Agreement if, after the breach has been specified as a ground for termination and a written notice given by the Company, the same breach continues or occurs again;

     (3) Subcontractor's abuse of alcohol or illegal drugs;

     (4) Subcontractor's conviction of a felony (other than traffic offenses) or any offense involving moral turpitude;

     (5) Any act of theft or fraud by Subcontractor against the Company providing such act of theft or fraud is supported by sufficient evidence leading to a reasonable suspicion (i.e., conviction is not required);



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     (6) Subcontractor's insolvency,  bankruptcy or assignment of assets for the benefit of creditors; or

     (7) Subcontractor's disqualification by the State of Florida to practice dentistry.

Any other event resulting in termination of this Agreement by Company shall be deemed to be termination without cause.

9. Covenant Not To Compete.

a. Non-Competition. Company and Subcontractor agree that, commencing with the date of the Agreement until the earlier of: (i) the expiration of the term of this Agreement or (ii) the date this Agreement is terminated by Company without cause, Subcontractor will not, directly or indirectly, except under the name of the Company, do or suffer any of the following within the City of Coral Springs,
Florida: Own, manage, control or participate in the ownership, management or control of, be an officer, director or employee or otherwise be affiliated or associated with, as a consultant, independent contractor or otherwise, any person, corporation, partnership, proprietorship, firm, association or other business entity, which is engaged in the practice of dentistry.

b. Remedies.

     (1) Subcontractor acknowledges and agrees that the agreements and undertakings contained in this paragraph 9 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this paragraph 9 will cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages. Therefore, Subcontractor agrees that Company will be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by Subcontractor or by such other persons as the court orders.

     (2) The rights and remedies of Company explicitly provided for hereunder will be cumulative, and will be in addition to all rights and remedies otherwise available to Company under this Agreement or any other agreement or under applicable law.

c. Intent. Company and Subcontractor have carefully considered the nature and extent of the restrictions upon them and the rights and remedies conferred upon Company under this paragraph 9, and hereby acknowledge and agree that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Company, do not stifle the inherent skill and experience of Subcontractor, are fully required to protect the legitimate interests of Company and do not confer a benefit upon Company disproportionate to the detriment to Subcontractor. In the event the time or distance limitations set forth in this paragraph 9 are deemed too restrictive to be legally enforceable, such limitations shall nonetheless be effective and enforceable for the longest period of time and greatest distance which are legally enforceable.


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10.  Modification and Waiver.  No waiver or modification of this Agreement shall
be  valid   unless  it  is  in  writing  and  signed  by  the  Company  and  the
Subcontractor.

11. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the each of the parties hereto and their successors and assigns, heirs, legal representatives, executors, and administrators.

12. Attorneys' Fees. If either party hereto shall breach any of the terms hereof, such party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorneys' fees, incurred by such party at trial and upon appeal in enforcing the terms of this Agreement.

13. Complete Understanding. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the subject matter hereof.

14. Governing Law and Venue. This Agreement shall be subject to, and governed by, the laws of the State of Florida. Venue shall be in Broward County.

15. Headings. The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

16. Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

       To the Company:       George D. Greene, DDS P.A.
                             1700 University Drive, Suite 304
                             Coral Springs, Florida 33071
                             Facsimile: 954-344-8479

 To the Subcontractor:       Dora Vilk-Shapiro D.M.D., P.A.
                             5229 Kensington Circle
                             Coral Springs, FL 33076

       With a copy to:       Jeffrey B. Kahn, Esq.
                             3300 University Drive, Suite 711
                             Coral Springs, FL 33065
                             Facsimile: 954-757-6110

Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Confirmation of execution by facsimile of the signature page shall be binding upon any party so confirming.

                         [signatures on following page]


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     IN WITNESS  WHEREOF,  the parties have executed this  Agreement on the date hereof.


                    Company:

                    George D. Greene, DDS P.A.
                    a Florida professional association



                     By:/s/George D. Green
                     ------------------------------------
                     George D. Greene, DDS, its President

                             (CORPORATE SEAL)



                    Subcontractor:

                    Dora Vilk-Shapiro D.M.D., P.A.
                    a Florida professional association,

                    By: /s/Dora Vilk-Shapiro
                    ------------------------------------
                    Dora Vilk-Shapiro D.M.D., its President


                             (CORPORATE SEAL)











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